NEWS RELEASE
Five Below, Inc. Announces Fourth Quarter and Fiscal 2015 Financial Results
Reports fourth quarter sales growth of 23.7% to $326.4 million; diluted EPS increase of 26.2% to $0.77
Reports fiscal 2015 sales growth of 22.3%; diluted EPS of $1.05
Provides 2016 guidance and growth outlook through 2020

PHILADELPHIA, PA – (March 22, 2016) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the thirteen weeks and fifty-two weeks ended January 30, 2016.

For the thirteen weeks ended January 30, 2016:

•	Net sales increased 23.7% to $326.4 million from $263.8 million in the fourth quarter of fiscal 2014; comparable store sales increased 3.6%.

•	Operating income increased 27.3% to $67.4 million from $52.9 million in the fourth quarter of fiscal 2014.

•	The Company opened three net new stores and ended the quarter with 437 stores in 27 states. This represents an increase of 19% from the end of the fourth quarter of fiscal 2014.

•	U.S. generally accepted accounting principles, or GAAP, net income was $42.0 million, an increase of 26.1% compared to $33.3 million in the fourth quarter of fiscal 2014.

•	GAAP diluted income per common share was $0.77, an increase of 26.2% compared to $0.61 in the fourth quarter of fiscal 2014.

Joel Anderson, CEO stated: “Our successful fourth quarter and full year 2015, particularly the all-important holiday season, was the result of strong execution against the key initiatives we prioritized in 2015. These included continuing to deliver a fresh and compelling merchandise assortment, developing exciting marketing campaigns, successfully opening a new East Coast distribution center and most importantly, building on our strong track record of opening highly productive new stores that generate a less than one year payback on our investment.”

“Our performance in 2015 once again illustrates the strength and consistency of Five Below. In addition to consistently strong new store performance, we delivered our 10th consecutive year of positive comparable sales growth in 2015. More importantly, since going public in 2012, we have achieved average annual earnings per share growth of 27%,” Mr. Anderson added.

Mr. Anderson concluded, “For 2016, we plan to build upon our success while continuing to be focused on our strategic priorities of new stores, merchandising, marketing, and systems and infrastructure. As we look further ahead at the future for Five Below, we believe we will deliver against our average annual goal of 20% top-line growth, along with greater than 20% bottom-line growth through 2020.”

For the fifty-two weeks ended January 30, 2016:

•	Net sales increased 22.3% to $832.0 million compared to $680.2 million in the comparable period in fiscal 2014; comparable store sales increased 3.4%.

•
Operating income increased 20.7% to $92.9 million compared to $77.0 million in the comparable period in fiscal 2014. Adjusted operating income, which excludes the impact of the founders' transaction in the first quarter of fiscal 2014 (see GAAP to Non-GAAP reconciliation table), increased 19.4% to $92.9 million compared to $77.9 million in the comparable period in fiscal 2014.

•	The Company opened 71 net new stores compared to 62 new stores opened in fiscal 2014.

•
GAAP net income was $57.7 million, an increase of 20.1% compared to $48.0 million in the comparable period in fiscal 2014. Adjusted net income, which excludes the impact of the founders' transaction in the first quarter of fiscal 2014 (see GAAP to Non-GAAP reconciliation table), was $57.7 million, an increase of 18.8% compared to $48.6 million in the comparable period in fiscal 2014.

•
GAAP diluted income per common share was $1.05, an increase of 19.3% compared to $0.88 per share in the comparable period in fiscal 2014. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis in both periods (see GAAP to Non-GAAP reconciliation table), was $1.05 per share, an increase of 18% compared to $0.89 per share in the comparable period in fiscal 2014.

First Quarter and Fiscal 2016 Outlook:
For the first quarter of fiscal 2016, net sales are expected to be in the range of $186 million to $189 million based on opening 20 new stores and assuming an approximate 4% increase in comparable store sales. GAAP net income is expected to be in the range of $5.0 million to $5.7 million, with a GAAP diluted income per common share range of $0.09 to $0.10 on approximately 54.9 million estimated diluted weighted average shares outstanding.

For fiscal 2016, net sales are expected to be in the range of $995 million to $1,005 million based on opening 85 new stores for the full year and assuming an approximate 3% increase in comparable store sales. GAAP net income is expected to be in the range of $69.9 million to $72.2 million, with a GAAP diluted income per common share range of $1.27 to $1.31 on approximately 55.3 million estimated diluted weighted average shares outstanding.

Conference Call Information:
A conference call to discuss the fourth quarter and full fiscal 2015 financial results is scheduled for today, March 22, 2016, at 4:30 p.m. Eastern Daylight Time. Investors and analysts interested in participating in the call are invited to dial 888-631-5931 (international callers please dial 913-312-0962) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 877-870-5176 (international callers please dial 858-384-5517). The pin number to access the telephone replay is 6635246. The replay will be available until March 29, 2016.

Non-GAAP Information:
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2015 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2014 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to the Company's strategy and expansion plans, the availability of suitable new store locations and the dependence on the success of shopping centers in which our stores are located, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks related to changes in consumer preferences and economic conditions, risks related to lack of online sales, risks related to increased operating costs, including wage rates, risks related to extreme weather, risks related to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks related to cyber security, risks related to customers' payment methods, risks related to trade restrictions, and risks associated with leasing substantial amounts of space. For further details and a discussion of these and risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia, Pennsylvania. For more information, visit www.fivebelow.com.

###
Investor Contact:
ICR, Inc.
Farah Soi/Caitlin Morahan
203-682-8200
Farah.Soi@icrinc.com/Caitlin.Morahan@icrinc.com

Media Contact:
ICR, Inc.
Jessica Liddell/Julia Young
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	January 30, 2016	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$53,081	$63,186
Short-term investment securities	46,335	—
Inventories	148,370	115,652
Prepaid income taxes	1,341	1,939
Prepaid expenses and other current assets	15,618	18,180
Total current assets	264,745	198,957
Property and equipment, net	119,784	86,998
Deferred income taxes	8,507	7,881
Other assets	258	284
	$393,294	$294,120

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—
Accounts payable	58,225	39,222
Income taxes payable	11,942	14,442
Accrued salaries and wages	7,661	5,275
Other accrued expenses	24,368	20,462
Total current liabilities	102,196	79,401
Deferred rent and other	46,617	40,450
Total liabilities	148,813	119,851
Shareholders’ equity:
Common stock	546	544
Additional paid-in capital	306,522	293,992
Accumulated deficit	(62,587)	(120,267)
Total shareholders’ equity	244,481	174,269
	$393,294	$294,120

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen weeks ended		Fifty-two weeks ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Net sales	$326,351	$263,756	$831,954	$680,218
Cost of goods sold	194,169	157,428	540,020	442,427
Gross profit	132,182	106,328	291,934	237,791
Selling, general and administrative expenses	64,816	53,389	198,993	160,775
Operating income	67,366	52,939	92,941	77,016
Interest (income) expense, net	(28)	37	(40)	125
Loss on debt extinguishment	—	—	—	244
Other expense (income)	—	(12)	325	(12)
Income before income taxes	67,394	52,914	92,656	76,659
Income tax expense	25,390	19,601	34,976	28,635
Net income	42,004	33,313	57,680	48,024
Net income attributable to participating securities	—	—	—	(20)
Net income attributable to common shareholders	$42,004	$33,313	$57,680	$48,004
Basic income per common share	$0.77	$0.61	$1.06	$0.89
Diluted income per common share	$0.77	$0.61	$1.05	$0.88
Weighted average shares outstanding:
Basic shares	54,565,118	54,390,927	54,513,622	54,219,801
Diluted shares	54,820,282	54,656,375	54,793,301	54,573,855

FIVE BELOW, INC.

Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Fifty-two weeks ended
	January 30, 2016	January 31, 2015
Operating activities:
Net income	$57,680	$48,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,227	17,202
Share-based compensation expense	11,172	5,931
Deferred income tax benefit	(626)	(3,063)
Other non-cash expenses	59	444
Changes in operating assets and liabilities:
Prepaid income taxes	598	(442)
Inventories	(32,718)	(26,275)
Prepaid expenses and other assets	2,561	(2,936)
Accounts payable	17,578	3,060
Income taxes payable	(2,500)	8,435
Accrued salaries and wages	2,386	2,603
Deferred rent	6,398	5,669
Other accrued expenses	3,098	2,778
Net cash provided by operating activities	87,913	61,430
Investing activities:
Purchases of investment securities	(46,335)	—
Capital expenditures	(53,059)	(32,322)
Net cash used in investing activities	(99,394)	(32,322)
Financing activities:
Repayment of note payable under Term Loan Facility	—	(19,500)
Borrowing on note payable under Revolving Credit Facility	—	7,000
Repayment of note payable under Revolving Credit Facility	—	(7,000)
Net proceeds from issuance of common stock	178	179
Proceeds from exercise of options to purchase common stock	912	1,481
Common shares withheld for taxes	(322)	(314)
Excess tax benefit related to restricted shares and exercise of stock options	608	2,049
Other	—	(1)
Net cash provided by (used in) financing activities	1,376	(16,106)
Net (decrease) increase in cash and cash equivalents	(10,105)	13,002
Cash and cash equivalents at beginning of year	63,186	50,184
Cash and cash equivalents at end of year	$53,081	$63,186

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen weeks ended		Fifty-two weeks ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Operating income, as reported	$67,366	$52,939	$92,941	$77,016
Adjustments:
Founders’ transaction (1)	—	—	—	858
Adjusted operating income	$67,366	$52,939	$92,941	$77,874

Reconciliation of net income attributable to common shareholders, as reported, to adjusted net income
	Thirteen weeks ended		Fifty-two weeks ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Net income attributable to common shareholders, as reported	$42,004	$33,313	$57,680	$48,004
Adjustments:
Net income attributable to participating securities, as reported	—	—	—	20
Net income, as reported	42,004	33,313	57,680	48,024
Adjustments:
Founders’ transaction (1)	—	—	—	858
Less tax benefit	—	—	—	(324)
Adjusted net income	$42,004	$33,313	$57,680	$48,558

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen weeks ended		Fifty-two weeks ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Diluted weighted average shares outstanding, as reported	54,820,282	54,656,375	54,793,301	54,573,855
Adjustments:
Unvested and vested restricted stock (2)	—	—	—	88,818
Adjusted diluted weighted average shares outstanding	54,820,282	54,656,375	54,793,301	54,662,673

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)
Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen weeks ended		Fifty-two weeks ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Diluted income per common share, as reported	$0.77	$0.61	$1.05	$0.88
Adjustments to numerator:
Founders’ transaction(1)	—	—	—	0.02
Income tax benefit per share	—	—	—	(0.01)
Adjusted diluted income per common share	$0.77	$0.61	$1.05	$0.89

(1)
Founders’ transaction relates to the expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vested through March 2014.

(2)	Assumes the impact of all unvested and vested restricted stock related to the Founders' transaction as of the beginning of the period.